UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PERRIGO COMPANY PLC
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following supplement (the “Supplement”) relates to the proxy statement (the “Proxy Statement”) of Perrigo Company plc (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on March 27, 2020 and furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020. This Supplement is being made available to shareholders on or about April 9, 2020.

THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 6, 2020

To the shareholders of Perrigo Company plc:

Consistent with the Company’s longstanding pay-for-performance compensation philosophy, on April 9, 2020, we amended and restated our Perrigo Employee Severance Programme-Ireland (the “Programme”) to remove the excise tax gross-up payment for eligible executives under the Programme. The Programme provides benefits in cases where an eligible executive officer is: made redundant; terminated without cause; relocated from the existing place of work; subject to a material diminution of authority, duties or responsibilities; or subject to a material diminution in salary. In these cases, eligible executive officers under an Irish employment agreement would receive statutory redundancy pay (where applicable), a notice period or payment in lieu thereof per the terms of the employment agreement, and an ex gratia payment in an amount equal to two and a half times the sum of 52 weeks of pay (prior to any reduction due to a significant reduction in pay) and the eligible executive officer’s target annual bonus for the year in which the severance occurs. Under the Programme as amended and restated, the excise tax gross-up payment provision has been eliminated, and no eligible executive will be entitled to such payment under the Programme.

This Supplement, the Proxy Statement, the Annual Report on Form 10-K and Irish Statutory Financial Statements for the fiscal year ended December 31, 2019, are available at

http://www.viewproxy.com/perrigo/2020.